                                             EXHIBIT 23 PAGE 1 of 1


                     CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
Norfolk Southern Corporation:

We consent to incorporation by reference in Registration Statements Nos. 33-44188, 33-61317, 33-556, 33-52031, and 33-57417 on Form S-8
and Registration Statements Nos. 33-38595 and 333-20203 on Form S-3 of Norfolk Southern Corporation of our report dated January 28, 1997, except as to the second and third paragraphs of Note 15, which are as of February 12, 1997, relating to the consolidated balance sheets of Norfolk Southern Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K405 of Norfolk Southern Corporation.






                                  /s/ KPMG Peat Marwick LLP






Norfolk, Virginia
March 25, 1997